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                                                                                                                                          PATRICK INDUSTRIES, INC.

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PATRICK INDUSTRIES, INC.

107 West Franklin Street

P.O. Box 638

Elkhart, Indiana 46515-0638

574-294-7511

____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2007

April 9, 2007

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Patrick Industries, Inc., an Indiana corporation, will be held at the Company’s Corporate offices, 107 W. Franklin Street, Elkhart, Indiana, on Thursday, May 10, 2007 at 10:00 a.m., Indiana time, for the following purposes:

1.	To elect three directors of the Company to serve until 2010; and
2.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 2007, as the record date for the determination of the holders of shares of the Company’s outstanding Common Stock entitled to notice of and to vote at the Annual Meeting of Shareholders. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please vote your shares using the Internet, by telephone, or by mail by signing, dating, and returning the enclosed proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

By Order of the Board of Directors,

ANDY L. NEMETH
SECRETARY

PATRICK INDUSTRIES, INC.

107 West Franklin Street

P.O. Box 638

Elkhart, Indiana 46515-0638

574-294-7511

_____________________

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held May 10, 2007

_______________________________

This Proxy Statement is being mailed to shareholders of Patrick Industries, Inc. (the “Company”) on or about April 9, 2007, and is furnished in connection with the Board of Directors’ solicitation of proxies for the Annual Meeting of Shareholders to be held on May 10, 2007 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. If the form of proxy which either accompanies this Proxy Statement is executed and returned, or is voted by Internet or by telephone, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy, or by requesting to vote in person at the meeting. Additional solicitations, in person or by telephone or otherwise, may be made by certain directors, officers, and employees of the Company without additional compensation. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

The Annual Report to shareholders for the year ended December 31, 2006, accompanies this Proxy Statement. Additional copies of the Annual Report may be obtained by writing the Secretary of the Company.

VOTING INFORMATION

Each shareholder is entitled to one vote for each share of the Company’s Common Stock held as of the record date. For purposes of the meeting, a quorum means a majority of the outstanding shares. As of the close of business on March 16, 2007, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 4,912,427 shares of Common Stock entitled to one vote each. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. With respect to any other proposals, a shareholder may vote for, against, or abstain. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

The directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. Consequently, withholding authority to vote in the election of directors will have no effect on the election of directors. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Broker non-votes will have no effect on the election of directors.

The Board of Directors knows of no other matter which may come up for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Company’s Secretary, P.O. Box 638, Elkhart, Indiana 46515-0638, and must be received no later than Tuesday, December 11, 2007. In addition, the Company’s By-laws require notice of any other business to be brought before a meeting by a shareholder (but not included in the proxy statement) to be delivered, in writing, to the Company’s Secretary, together with certain prescribed information, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s annual meeting. Likewise, the Articles of Incorporation and By-laws require that shareholder nominations to the Board of Directors be delivered to the Secretary, together with certain prescribed information in accordance with the procedures for bringing business before an Annual Meeting which directors are to be elected.

STOCK OWNERSHIP INFORMATION

The following table sets forth, as of the record date, information concerning the only parties known to the Company having beneficial ownership of more than 5 percent of its outstanding Common Stock and information with respect to the stock ownership of all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Tontine Capital Partners, L.P. 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	1,313,089 (2)	26.73%
Clearbridge Advisors, LLC 399 Park Avenue New York, NY 10022	584,125 (3)	11.89%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	390,925 (4)	7.96%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	353,193 (5)	7.19%
Wilen Management Company, Inc. 2360 West Joppa Road, Suite 226 Lutherville, MD 21093	301,728 (6)	6.14%

Directors and Executive Officers as a group (10 persons) (1)	264,565	5.39%

(1)    The stock ownership of all directors and Named Executive Officers is set forth under the heading “Election of Directors”, except for Gregory J. Scharnott (16,163 shares). Gregory J. Scharnott resigned from the Company on March 12, 2007.

(2)	Information based on latest Schedule 13D filed by Tontine Capital Partners, L.P. on September 19, 2005.
(3)	Information based on latest Schedule 13G filed by Clearbridge Advisors, LLC on February 9, 2007.
(4)	Information based on latest Schedule 13G filed by Heartland Advisors, Inc. on February 12, 2007.
(5)	Information based on latest Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 9, 2007.
(6)	Information based on latest Schedule 13G filed by Wilen Management Company, Inc. on January 26, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company’s officers, directors, and 10% shareholders file with the Securities and Exchange Commission and NASDAQ an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended December 31, 2006.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the members of each class serving staggered three-year terms. Accordingly, at the 2007 Annual Meeting three directors will be elected to hold office until the 2010 Annual Meeting or until their successors are duly elected and qualified.

It is intended that the proxies will be voted for the nominees listed below, unless otherwise indicated on the proxy form. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

The following information concerning principal occupations and the number of shares of Common Stock of the Company owned beneficially as of March 16, 2007, has been furnished by the nominees and directors continuing in office:

Name and Age	Principal Occupation and Other Directorships	First Year Elected Director	Common Stock of the Company Owned (1)	Percent of Common Stock Owned
Nominees to Serve Until the 2010 Annual Meeting:
Keith V. Kankel, 64............	Retired Interim President and CEO of the Company from 2003 to 2004. Vice President of Finance of the Company from 1987 through July 2002, and retired Secretary-Treasurer of the Company from 1974 through July 2002.	1977	25,686	Less than 1%
Harold E. Wyland, 70...........	Chairman in 2001. Retired Vice President of Sales of the Company from 1990 through 1998.	1989	10,500	Less than 1%
Andy L. Nemeth, 38.............	Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer of the Company.	2006	17,113	Less than 1% (2)

Directors to Serve Until the 2009 Annual Meeting:
Walter E. Wells, 68...............	Retired President and CEO of Schult Homes Corporation.	2001	18,000	Less than 1%
John H. McDermott, 75..........	Of counsel to the Chicago, Illinois law firm of McDermott, Will & Emery, LLP, which law firm has been retained by the Company since 1968 for certain matters.	1969	35,000	Less than 1%
Paul E. Hassler, 59................	President and Chief Executive Officer of the Company.	2005	38,303	Less than 1% (2)

Name and Age	Principal Occupation and Other Directorships	First Year Elected Director	Common Stock of the Company Owned (1)	Percent of Common Stock Owned
Directors to Serve Until the 2008 Annual Meeting:
Robert C. Timmins, 85..........	Retired Vice President and Director of Emerson Musical Instruments, Inc., and CPA and Partner of McGladrey & Pullen (certified public accountants) until 1985.	1987	60,300	1.23%
Terrence D. Brennan, 68........	Retired President and CEO of NBD Bank, Elkhart, IN, from 1973-1997.	1999	18,000	Less than 1%
Larry D. Renbarger, 68..........	Retired President and CEO of Shelter Components.	2002	25,500	Less than 1%

(1)	Each individual has sole voting and dispositive power over the shares indicated.

(2) Includes options for Paul E. Hassler for 25,875 shares which are exercisable within 60 days of the record date and options for Andy L. Nemeth for 10,875 shares which are exercisable within 60 days of the record date.

The Board of Directors unanimously recommends a vote FOR this Proposal, and your proxy will be so voted, unless you specify otherwise.

CORPORATE GOVERNANCE

General:

The Board believes that fundamental corporate governance is important to ensure that the Company is managed for the long-term benefit of the shareholders. The Board annually reviews its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics, and various Committee Charters, all of which were updated in accordance with the listing standards of the NASDAQ national market and the new rules of the SEC.

Election of Directors and Length of Board Term:

Directors are elected for three-year staggered terms at the annual meeting of shareholders. The Bylaws require that the Company must have no less than nine directors and directors may be appointed by the Board during interim periods to fill vacancies or add seats.

Board Committees:

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each Committee has a committee chairman and a written charter.

Shareholder Communications:

Shareholders may send communications to members of the Board of Directors by either sending a communication to the Board of Directors and/or a particular member care of Andy L. Nemeth, Patrick Industries, Inc., P.O. Box 638, Elkhart, Indiana 46515-0638. Communications intended for independent directors should be directed to the chair of the Corporate Governance and Nominations Committee.

Code of Ethics:

The Company has a code of ethics that applies to all of its employees, officers, and directors.

Access to Corporate Governance Documents:

The Company’s Code of Ethics, Audit Committee Charter, Compensation Committee Charter, and Corporate Governance and Nominations Committee Charter are all available on our website at www.patrickind.com, or by writing to:

Patrick Industries, Inc.
Attn: Andy L. Nemeth
Secretary
P.O. Box 638
Elkhart, Indiana 46515-0638

Board of Directors, Committees, and Committee Reports

Board of Directors:

The Board of Directors had four regular meetings and one special conference call in 2006 and all directors attended all meetings except Terrence D. Brennan and John H. McDermott, who each missed one meeting.

The Board and committees regularly meet in executive session without the presence of any management directors or representatives. Robert C. Timmins, Chair of the Audit Committee, was designated as the lead independent director for 2006 and presided over the executive sessions of the Board.

The Company expects all Board members to attend the Annual Meeting of Shareholders, but from time to time, other commitments may prevent all directors from attending each meeting. All directors attended the most recent Annual Meeting of Shareholders, which was held on May 11, 2006.

Independent Directors:

The Board of Directors is comprised of nine (9) members, of which, six (6) are classified as independent directors and thus comprise a majority of the Board. In general, the Board of Directors determines whether a director is independent by following the guidelines of NASDAQ and the rules and regulations of the Securities and Exchange Commission (“SEC”), in addition to those other factors it may deem relevant. The Board of Directors has determined that the independent directors are Robert C. Timmins (Lead Director), Terrence D. Brennan, John H. McDermott, Larry D. Renbarger, Walter E. Wells, and Harold E. Wyland. The independent directors met four (4) times in 2006.

Corporate Governance and Nominations Committee Processes:

The Corporate Governance and Nominations Committee will consider board nominees recommended by shareholders. Those recommendations should be sent to the Chair of the Corporate Governance and Nominations Committee, care of the Corporate Secretary of Patrick Industries, Inc., P.O. Box 638, Elkhart, Indiana 46515-0638. In order for a shareholder to nominate a candidate for director, under the Company’s By-Laws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company not less than 90 days, or more than 110 days prior to the next Annual Meeting of Shareholders. Notice of nomination must include the name, address, and number of shares owned by the person submitting the nomination; the name, age, business address, residence address, and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). The nominee’s consent to be elected and serve must be submitted. The Corporate Governance and Nominations Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. As provided in its Charter, the Corporate Governance and Nominations Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the board and evaluating the background and qualification of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent board members, and by shareholders. The Committee will seek candidates having experience and abilities relevant to serving as a director of the Company, and who represent the best interests of shareholders as a whole and not any specific group or constituency.

The Committee will consider a candidate’s qualifications and background, including, but not limited to, responsibility for operating a public company or a division of a public company, international business experience, a candidate’s technical background or professional qualification, and any other public company boards on which the candidate is a director. The Committee will also consider whether the candidate would be “independent” for purposes of the NASDAQ National Market and SEC rules and regulations. The Committee may, from time to time, engage the service of a professional search firm to identify and evaluate potential nominees.

Audit Committee:

The Board of Directors has an Audit Committee comprised of Robert C. Timmins (Chairman), Terrence D. Brennan, John H. McDermott, Larry D. Renbarger, Walter E. Wells, and Harold E. Wyland who are not employees of the Company. The Audit Committee’s responsibilities include recommending to the Board of Directors the independent accountants to be employed for the purpose of conducting the annual examination of the Company’s financial statements, discussing with the independent accountants the scope of their examination, reviewing the Company’s financial statements and the independent accountants’ report thereon with Company personnel and the independent accountants, and inviting the recommendations of the independent accountants regarding internal controls and other matters. Additionally, the Audit Committee is responsible for approving all non-audit services provided by the independent accountants and reviews these engagements on a per occurrence basis.

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in the NASDAQ listing standards and relevant SEC rules, and that Robert C. Timmins, Terrence D. Brennan, Larry D. Renbarger, and Walter E. Wells all meet the qualifications required to be an audit committee financial expert and meet the financial sophistication requirements of the NASDAQ listing standards. Robert Timmins and Larry Renbarger both have public accounting backgrounds. Terrence Brennan served as the President of NBD Bank in Elkhart, Indiana and Walter Wells was the President and Chief Executive Officer of Schult Homes. The Audit Committee met four (4) times in 2006.

For a more detailed list of the roles and responsibilities of the Audit Committee, please see the Audit Committee Charter located on the Company’s website at www.patrickind.com.

Compensation Committee:

The Board of Directors has a Compensation Committee comprised of Terrence D. Brennan (Chairman), John H. McDermott, Larry D. Renbarger, Robert C. Timmins, Walter E. Wells, and Harold E. Wyland which met five (5) times in 2006.

The primary responsibilities of this committee include:
•	Reviewing and recommending to the independent members of the Board the overall compensation programs for the Officers of the Company.
•	Review and recommend to the Board of Directors, the compensation of directors.
•	Oversight authority for the stock based compensation programs.

For a more detailed list of the roles and responsibilities of the Compensation Committee, please see the Compensation Committee Charter located on the Company’s website at www.patrickind.com.

Corporate Governance and Nominations Committee:

The Board of Directors has a Corporate Governance and Nominations Committee comprised of John H. McDermott (Chairman), Terrence D. Brennan, Larry D. Renbarger, Robert C. Timmins, Walter E. Wells, and Harold E. Wyland. This Committee met four (4) times in 2006 and their primary responsibilities are as follows:

•	To assist the Board in identifying, screening, and recommending qualified candidates to serve as directors.
•	To recommend nominees to the Board to fill new positions or vacancies as they occur.
•	To recommend to the Board candidates for re-election by shareholders at the annual meeting.
•	To review and monitor corporate governance compliance as well as recommend appropriate changes.

The Board of Directors has determined that each of John H. McDermott, Terrence D. Brennan, Larry D. Renbarger, Robert C. Timmins, Walter E. Wells, and Harold E. Wyland are independent as defined in the NASDAQ listing standards.

For a more detailed list of the roles and responsibilities of the Corporate Governance and Nominations Committee functions, please see the Corporate Governance and Nominations Committee Charter located on the Company’s website at www.patrickind.com.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Summary:

We believe that the compensation plan as it relates to our named executive officers should be aligned with the Company’s strategic plan, its operating performance, and increasing management ownership in the Company. Our objective is to attract and retain highly qualified executives and to align the interest of our Board of Directors with our senior management team in efforts to facilitate strong leadership in an environment that creates and promotes productivity and goal oriented results. In order to meet these objectives, the Compensation committee has met numerous times over the past several years and conducted market studies and analysis to ensure that we are providing a competitive complete package as it relates to our senior management team. Our compensation plan currently includes the following components and our general objectives as they relate to each:

•	Annual Base Salaries – Base salaries are based on job responsibility, individual performance, experience, skill level, and market practices.
•

Annual Non-Equity Incentive Plan Awards and Performance Bonuses – Non-Equity Incentive Plan Awards and Performance Bonuses are intended to reward outstanding performance and efforts as they relate to the Company’s strategic plan and are tied to items including Return on Equity. The Board reserves the right at any time to award discretionary bonuses to senior management based on outstanding performance or other factors.

•

Long-Term Incentives – In efforts to increase management ownership in the Company, our plan links performance to our strategic plan and our shareholder interests in efforts to provide long-term shareholder value.

•

Executive Retirement Plan – In efforts to retain a highly qualified management team, our executive officers, upon approval by the Board of Directors, participate in a supplemental retirement program which is based on base wages, years of service, and other criteria.

•	Perquisites – Perquisites are minimized to promote team oriented results.
•	Severance Benefits – We continue to support our executive team and want to provide reasonable and equitable protection consistent with comparable practices of comparable companies.

Benchmarking:

We use a variety of resources including SEC filings as they relate to our customers, suppliers, and other companies of our size to assist in establishing our compensation programs for our senior executives. Our major competitors are not publicly traded and therefore we do not have access to their compensation information to make appropriate comparisons at this level. Along with current market rates for companies of our size, structure, and reporting responsibilities, we utilize market surveys, Board member experience, external compensation studies, and engage the assistance of our advisors and contacts within the industry to help supplement our decision making process. While the Manufactured Housing industry, which represents approximately 44% of our revenue base, has been operating at the lowest levels in more than 40 years, we have worked to provide an appropriate compensation package that recognizes the inherent limitations on organic growth while fully recognizing the significant efforts put in by our management team to not only execute on strategies in conjunction with our strategic plan but to continue to promote a culture of performance based results and team oriented goal setting. Additionally, with the change in management personnel related to Mr. Hassler being appointed President and Chief Executive Officer in 2004, we recognized that our new senior management team, while experienced within the industry and with the Company, owned very little Company stock. Accordingly, we have taken on the initiative of increasing management’s ownership of Company common stock through the issuance of both restricted and unrestricted stock awards in conjunction with our 1987 Omnibus Stock Option Program as amended.

Equity Trading Restrictions:

The Company has a policy with regards to a mandatory blackout period related to equity transactions which starts on the 15th day of the month ending in a reporting period (March, June, September, and December) and ends three days after the public release of the financial information for that reporting period. During this period, Section 16 insiders and other management employees who have access to “inside” information are precluded from trading in the public market, any types of company owned equity securities. Additionally, the Company precludes any Section 16 insider, as defined by the Securities and Exchange Commission, Director, Officer, or Employee from trading in the public market, or any other market, based on information that is not made available to the general public.

The components of our executive compensation plan as currently established by the Compensation Committee include the following:

•	Base Salary
•	Non-Equity Incentive Plan Awards
•	Annual Performance Bonus
•	Stock Awards
•	Non-Qualified Stock Options
•	Executive Retirement Plan

Base Salary:

The Compensation Committee reviews and approves the base salaries of named executives each year, as well as at the time of promotion, change in job responsibilities, or any other change deemed to be a material event. Base salaries are set on the first day of January of each year. The Compensation Committee sets the salary for the President and CEO, and approves the base salaries for the other named executives based on recommendations by the President and CEO. The Compensation Committee recommended and the Board subsequently approved a base salary increase for the Named Executive Officers based on recommendations by Mr. Hassler, President and CEO, as well as a review of individual performance and trends in the marketplace effective January 1, 2007. The following table summarizes 2006 and 2007 base salaries:

Name	2006 Base Salary	2007 Base Salary	% Increase
Paul E. Hassler	$320,000	$335,000	4.7%
Andy L. Nemeth	200,000	217,000	8.5%
Gregory J. Scharnott	200,000	207,000	3.5%

Non-Equity Incentive Plan Awards:

The Annual Non-Equity Incentive Plan Awards are reviewed and approved each year and are based on the achievement of financial targets. The 2006 target was based on the Company achieving a level of return on equity computed as pre-tax net income divided by Beginning Equity. The award is calculated as a percent of base salary and payouts start at $0 and are capped at 81% of base salary. The formula was set-up primarily during this time period to take into account the handicapped market environment with regards to the Manufactured Housing industry and attainment of the Company’s strategic financial targets in conjunction with its strategic plan. Given the limited trading activity of the Company’s stock at this time, due to the large concentration of institutional investors and limited market float, we believe that this formula accurately takes into account return to shareholders and overall alignment with its financial goals and objectives. This formula is used as a key measure of the Company’s performance. While this earnings target has been used in recent years, the Compensation Committee reserves the right to modify, cancel, change, or reallocate any components of this calculation or criteria at any time. The awards in conjunction with the 2006 operating results were recommend by the Compensation Committee and unanimously approved by the Board of Directors.

Actual and potential non-equity incentive plan awards for 2006 are set forth in the table below. Potential 2006 awards are expressed as a percentage of base salary.

		Potential 2006 Performance Bonus (as a percentage of base salary)
Name	Actual 2006 Performance Bonus	Threshold	Target	Maximum
Paul E. Hassler	$66,560	0%	16%	81%
Andy L. Nemeth	41,600	0%	16%	81%
Gregory J. Scharnott	41,600	0%	16%	81%

Annual Performance Bonus:

We believe in rewarding management in situations outside of the Annual Non-Equity Incentive Plan for accomplishments that benefit the shareholders and short and long-term goals of the Company and its strategic plan. Due to the depressed conditions in the Manufactured Housing industry, which are beyond the Company’s control, management must continue to work and make decisions that do not immediately have a financial impact on the Company, but promote the long term goals and direction as they relate to the strategic plan. In these situations, it is our belief that our management team should be rewarded to decrease the gap between financial results and actual operating management and performance.

Stock Awards:

Annual Performance Based Stock Awards:

We believe that increasing senior management’s ownership in the Company is critical to our long-term strategic plan and keeping management goals aligned with increasing shareholder value. The Company’s current plan provides for the issuance of unrestricted stock awards upon reaching levels of return on equity, as calculated above, at levels at or in excess of 10%. Upon attainment of return on equity of 10%, the Compensation Committee will award the Senior Executives a pool of up to 25,000 shares of unrestricted stock awards. The Named Executive Officer, upon grant, will be entitled to all rights and voting privileges associated with such stock grant and will be responsible for the payment of all applicable taxes associated therewith.

Discretionary Stock Awards:

We believe that management should be rewarded for outstanding performance, irrespective of financial targets and metrics and therefore reserve the right to issue unrestricted stock grants to Named Executive Officers and other individuals at our discretion. In 2006, the Board of Directors, upon recommendation by the Compensation Committee, awarded 11,700 shares to the Named Executive Officers and certain other senior management in conjunction with this discretionary stock award.

The following table summarizes the Stock Awards issued to Named Executives in 2007 as they related to the 2006 fiscal year:

Name	Shares	Market Price	Total
Paul E. Hassler	5,000	$11.81	$59,050
Andy L. Nemeth	2,500	$11.81	29,525
Gregory J. Scharnott	1,750	$11.81	20,668

Stock Based Compensation:

Beginning in 2006, the Company granted the Named Executive Officers the right to elect to receive any or all of their base pay increases in any given year in restricted stock in lieu of cash. The election is made as of the first of the year. The shares are issued as of the first of the year and vest quarterly at 25% per quarter. The officers are responsible for all applicable taxes associated with such shares and are entitled to all rights and voting privileges with respect to such shares.

The following table summarizes the individual elections in 2006 made by the Named Executive Officers to have shares issued in lieu of cash compensation:

Name	Shares	Market Price (1)	Total
Paul E. Hassler	3,780	Various	$45,436
Andy L. Nemeth	1,890	Various	22,718
Gregory J. Scharnott	1,890	Various	22,718

(1) The market prices of the stock grants were based on the closing stock price on the last day of each fiscal quarter.

Non-Qualified Stock Options:

Beginning in 2006, the Company began using performance shares in lieu of stock options as the primary incentive for the Named Executive Officers due to the regulatory reporting requirements and the preference towards stock awards as a primary form of long term incentive compensation. The Compensation Committee has not granted any stock options to the Named Executive Officers since 2005. At December 31, 2006, the Company currently has three (3) non-qualified stock option grants outstanding with grant dates, vesting dates, percent exercisable, and termination dates as follows:

Grant Date	Options Remaining	Vested	Unvested	Termination Date
11/1/01	24,375	100%	0%	10/31/07
6/22/04	106,375	50%	50%	6/21/10
10/31/05	68,500	25%	75%	10/30/11

A description of all stock awards held by the Named Executives as of the end of fiscal 2006 is contained in the Outstanding Equity Awards at Fiscal Year End table on page 14.

We reserve the right at any time to grant options under its stock option plan.

Executive Retirement Plan:

The Company maintains a non-qualified executive retirement plan for its key executives. Under the plan and upon vesting, the employee is entitled to receive upon the attainment of age 65, 40% of the employee’s annual base wages paid over ten years in 520 consecutive weekly payments. The employee may retire at any time upon achieving age 60 and prior to age 65 with a 5% penalty per year. Each employee invited to participate in the plan is approved by the Board of Directors. The employee makes no contributions to the plan and the retirement benefits are unfunded. The Company purchases and is the owner of life insurance policies on certain executives which accumulate cash value as a potential source of funding, if required. The benefits under the plan are unsecured and subject to substantial risk in the event of bankruptcy or other insolvency matters. These benefits are not taxable to the employee until received and vest upon a change in control, the employee achieving 25 years of continuous service, the employee reaching age 65, or a combination of the employee’s age and years of service equaling 85. The provisions of the agreement provide for benefits payable in the event of death or disability. All Named Executive Officers are participants in this plan.

Perquisites:

We believe in a performance based compensation and benefits package and therefore provide very few perquisites to our named executives. We do not provide the personal use of a company airplane or a company car or other transportation, nor does the Company provide security at a personal residence, commuting expenses, personal travel using vehicles owned or leased by the Company, housing and other living expenses, clerical or secretarial services for personal matters, club memberships not exclusively used for business memberships, personal financial or tax advice or investment management services, or tax planning, financial planning, or tax preparation costs. We provide a car allowance to our named executives, corporate managers, and general managers, all of which are included as taxable income.

Benefit Plans:

We do not maintain separate benefit plans for our Named Executive Officers. They participate in the same health and welfare plans as all of our other general employees with the same deductibles and co-pays. The Named Executive Officers also participate in the same 401(k) retirement program as all of the other general employees.

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation paid to our Chief Executive Officer, our Chief Financial Officer and any other highly compensated executive officers who were required to file reports under section 16 of the Securities Exchange Act of 1934 (the “Named Executive Officers”) for the year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Paul E. Hassler President and Chief Executive Officer	2006	$280,020	-	$99,080	$40,241	$66,560	$82,123	$14,144 (7)	$582,168
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	2006	180,024	-	49,540	23,816	41,600	6,316	14,032 (8)	315,328
Gregory J. Scharnott Executive Vice President of Operations and Distribution	2006	180,024	-	40,683	23,816	41,600	36,432	14,032 (8)	336,587

(1)

2006 base salaries which took effect on January 1, 2006 were as follows: Mr. Hassler, $320,000, Mr. Nemeth, $200,000, Mr. Scharnott, $200,000. Effective January 1, 2007, Mr. Hassler’s base salary was increased to $335,000 and Mr. Nemeth’s base salary was increased to $217,000. Mr. Scharnott resigned effective March 12, 2007.

(2)

The Named Executive Officers were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitutes Annual Incentive Plan awards for 2006 performance that were approved by the Compensation Committee on February 23, 2007, and paid shortly thereafter.

(3)

Represents (i) the dollar amount of optional salary deferrals in the form of stock awards that each named executive elects to receive in lieu of cash compensation at the beginning of the fiscal year. These stock awards are awarded at the beginning of the year and vest 25% per quarter. The named executive is responsible for all income taxes and other costs associated with the awards. In 2006, Mr. Hassler elected to receive $40,030 of his annual base compensation in the form of Company common stock and Mr. Nemeth and Mr. Scharnott each elected to receive $20,015 of their annual base compensation in the form of Company common stock, and (ii) the dollar amount associated with a discretionary grant of shares by the Compensation Committee of the Board of Directors associated with the 2006 Annual Incentive Plan. Under the Plan, the Compensation Committee may award a discretionary bonus in the form of stock to the named executives. In 2007, the Compensation Committee granted 5,000 shares to Mr. Hassler, 2,500 shares to Mr. Nemeth, and 1,750 shares to Mr. Scharnott. These shares were granted at the share price on the date of grant of $11.81 per share and accordingly, in 2007, the Company recognized $59,050 in compensation expense for Mr. Hassler, $29,525 for Mr. Nemeth, and $20,668 for Mr. Scharnott.

(4)

Represents the dollar amount associated with the named executive’s option grants that are recognized as compensation for financial statement reporting purposes with respect to fiscal 2006 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 9 (Stock Option Plan) to the financial statements in our Annual Report on Form 10-K under the heading Compensation Plans. Includes 2006 compensation expense associated with stock options granted in 2004 and 2005.

(5)	Represents 2006 amounts paid in 2007 under the Annual Non-Equity Incentive Plan.
(6)

Represents the aggregate change in the present value of the named executive’s accumulated benefit under the Patrick Industries, Inc. Executive Retirement Plan. In computing these amounts, the Company uses various assumptions including remaining years of service, estimated discount rates, and present value calculations. None of the Named Executive Officers were vested in this plan at December 31, 2006.

(7)	Represents $13,440 in car allowance and $704 in company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.

(8)	Represents $13,440 in car allowance and $592 in company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.

The compensation represented by the amounts for the year ended December 31, 2006 set forth in the All Other Compensation column in the Summary Compensation Table for the Named Executive Officers detailed in the table below.

Name and Principal Position	Qualified Savings Plan	Group Term Life Insurance	Company Contributions to Retirement Benefit Plan	Automobile Allowance	Other
Paul E. Hassler President and Chief Executive Officer	-	-	$704	$13,440	-
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	-	-	592	13,440	-
Gregory J. Scharnott Executive Vice President of Operations and Distribution	-	-	592	13,440	-

Options Granted in Last Fiscal Year

No options were granted in 2006. See Non-Qualified Stock Options under the heading Compensation Discussion and Analysis for details on outstanding stock option grants.

Outstanding Equity Awards at December 31, 2006

The following table summarizes the outstanding equity awards held by the named executives as of December 31, 2006:

(1)    Stock options within each annual grant vest incrementally at a rate of 25% per year, with full vesting at the end of four years, and expire after six years.

Grants of Plan-Based Awards

The table below sets forth information on grants to the named executives of options and stock awards as set forth in the Stock Awards section of the Summary Compensation Table in 2006:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul E. Hassler	1/2/06 2/16/07	$0 0	$0 0	$0 0	0 0	3,780 5,000	3,780 5,000	0 0	0 0	$0 0
Andy L. Nemeth	1/2/06 2/16/07	0 0	0 0	0 0	0 0	1,890 2,500	1,890 2,500	0 0	0 0	0 0
Gregory J. Scharnott	1/2/06 2/16/07	0 0	0 0	0 0	0 0	1,890 1,750	1,890 1,750	0 0	0 0	0 0

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in 2006 and stock awards that vested or were paid in 2006 to the named executives. This information is set forth in the Summary Compensation Table:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Paul E. Hassler	- -	- -	3,780 (1) 5,000 (3)	$45,436 (2) 59,050 (4)
Andy L. Nemeth	- -	- -	1,890 (1) 2,500 (3)	22,718 (2) 29,525 (4)
Gregory J. Scharnott	- -	- -	1,890 (1) 1,750 (3)	22,718 (2) 20,668 (4)

(1)	Represents Officer elected deferrals of 2006 base wages in the form of Company common stock which vests over a period of one year on a quarterly basis.
(2)	Based on a vesting schedule of 25% per quarter with closing share prices of $11.87, $11.27, $12.44, and $12.50.
(3)	Represents discretionary stock grant awarded to named executives on February 16, 2007 by the Board of Directors in conjunction with 2006 performance.
(4)	Based on immediate vesting on February 16, 2007 at a closing share price of $11.81.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	199,250	$9.54	728,158
Equity compensation plans not approved by security holders	0	N/A	0
Total	199,250	$9.54	728,158

Nonqualified Defined Contribution and Other Deferred Compensation Plans

The following table sets forth information about the participation of the named executives in the Executive Retirement Program and is set forth in the Summary Compensation Table under the caption “Change in Pension Value and Nonqualified Deferred Compensation Earnings:

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul E. Hassler	-	$68,941	$13,182	-	$270,444
Andy L. Nemeth	-	5,598	718	-	16,571
Gregory J. Scharnott	-	32,336	4,096	-	94,950

The Patrick Industries, Inc. Executive Retirement Plan is a non-qualified unfunded plan awarded to certain named executives by the Board of Directors. As a participant in the Plan, the Company will pay each of the Named Executive Officers, or their beneficiaries, up to 40% of their base salary for 120 months upon retirement (if the employee continues in the employment of the Company until the age of 60, or upon the attainment of other parameters), or upon the employee’s death or total disability. A participant vests after 30 years of continuous service, or upon a combination of the years of service plus the employee’s age equaling 85. Additionally, the named executives vest upon a change of control event in which a party acquires 33% or more of the Company’s outstanding common stock. The Company has a life insurance contract on each named individual as a potential funding source for payments under the obligations; however, the benefits are subject to risk in the event of bankruptcy or certain other events.

Employment Contracts

The Company entered into Employment Agreements with Paul E. Hassler, Andy L. Nemeth, and Gregory J. Scharnott, pursuant to which they agreed to serve as executive officers of the Company. The Agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes twelve (12) months base salary for Paul E. Hassler and six (6) months base salary for Andy L. Nemeth and Gregory J. Scharnott. Under the Agreements, voluntary termination with or without good reason, death, disability or retirement, shall not result in any obligation of the Company to make payments.

Potential Payments Upon Termination and Following a Change in Control for Fiscal Year 2006

We believe that the Company should provide reasonable severance benefits to our Named Executive Officers and other general employees that are fair and commensurate with their job duties, functions, and responsibilities. We believe it is important to protect our key employees in the event of a change in control and it is also in the best interest of the Company to obtain a release from employees whose employment is terminated as well as a non-compete agreement from certain employees in the form of a severance agreement. The following table summarizes the severance agreements at December 31, 2006 for our Named Executives in the event they are terminated without cause:

Name	Severance	Payments upon Termination Without Cause (1)	Non Compete	Confidentiality Agreement
Paul E. Hassler	12 Months Base Salary	$320,000	1 Year	1 Year
Andy L. Nemeth	6 Months Base Salary	100,000	1 Year	1 Year
Gregory J. Scharnott	6 Months Base Salary	100,000	1 Year	1 Year

(1) Employee is required to sign a mutual release of claims in a form satisfactory to the Company.

Director Compensation

Non-employee directors are paid an annual retainer of $5,000, $1,000 for each board meeting and conference call they attend, and $1,000 for each committee meeting they attend with a maximum of $2,000 per combined event. Committee members receive an additional annual retainer of $5,000, regardless of the number of committees on which they serve, and effective for fiscal 2007, Committee chairmen receive an additional $2,000 annual retainer. The lead director receives an additional annual retainer of $5,000. Employee directors receive no compensation as such. On an annual basis in May, each non-employee director is automatically granted a restricted stock award for 3,000 shares of the Company’s common stock which will vest upon such director’s continued service as a member of the Board of Directors for one year or earlier upon certain events. Effective for fiscal 2007, non-employee directors will receive an annual share grant of 3,500 shares.

The following table sets forth a summary of the compensation we paid to our non-employee directors in the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrence D. Brennan	$ 17,000	$ 38,280	---	---	---	---	$ 55,280
Keith V. Kankel	12,000	38,280	---	---	---	---	50,280
John H. McDermott	18,000	38,280	---	---	---	---	56,280
Larry D. Renbarger	19,000	38,280	---	---	---	---	57,280
Robert C. Timmins	24,000	38,280	---	---	---	---	62,280
Walter E. Wells	19,000	38,280	---	---	---	---	57,280
Harold E. Wyland	17,000	38,280	---	---	---	---	55,280

(1)	The amounts under the column headed “Fees Earned or Paid in Cash” represent meeting and retainer fees.

(2)    Represents the value of 3,000 shares of restricted stock granted to each non-employee director at a closing stock price of $12.76 on May 11, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Terrence D. Brennan (Chairman)
John H. McDermott
Larry D. Renbarger
Robert C. Timmins
Walter E. Wells
Harold E. Wyland

Compensation Committee Interlocks and Insider Participation

During 2006, no executive officer of the Company served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2006, and no member of the Compensation Committee was formerly an officer of the Company.

RELATED PARTY TRANSACTIONS

None

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors, principal accounting officer, and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2006 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with McGladrey & Pullen, LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from McGladrey & Pullen, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between McGladrey & Pullen, LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. McGladrey & Pullen, LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above, with respect to the Company’s audited financial statements included in the Company’s 2006 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The Audit Committee

Robert C. Timmins (Chairman)
Terrence D. Brennan
John H. McDermott
Larry D. Renbarger
Walter E. Wells
Harold E. Wyland

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ACCOUNTING INFORMATION

The Audit Committee appointed McGladrey & Pullen, LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2006. Representatives of McGladrey & Pullen, LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

On April 5, 2007, the Audit Committee appointed Ernst & Young, LLP as the Company’s independent registered public accounting firm. During the year ended December 31, 2006, the Company did not consult with Ernst & Young, LLP with respect to the Company regarding (i) the application of accounting principles to any transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee approved the dismissal of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company, effective on April 5, 2007. The reports of McGladrey & Pullen, LLP on the financial statements of the Company as of and for the years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2006, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused McGladrey & Pullen, LLP to make reference thereto in its reports on the Company’s financial statements for such years.

Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP):

2006	2005
Audit Fees (1)	$166,185	$152,755
Audit-Related Fees (2)	17,870	12,480
Tax Services (3)	30,030	30,095
All Other Fees (4)	6,225	73,925

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees principally for professional services rendered for the audit of the Company’s employee benefit plans and due diligence and technical accounting consulting and research.
(3)

Tax services fees consist of preparation of Federal and State tax returns, assistance with preparation of tax inquiries, primarily from state and local tax authorities, enterprise zone property tax filings, and preparation and review of employee benefit plan filings.

(4)

Other services in 2006 consisted primarily of attendance at board of director meetings. Other services in 2005 consisted primarily of consulting services for strategic planning and executive compensation strategy and wage comparisons.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent auditors during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditors.

The Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to each particular engagement. The Committee has delegated authority to its Chairman to approve proposed services other than the annual audit, tax and quarterly review services, and the Chairman must report any approvals to the balance of the Committee at the next scheduled meeting.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report for the year ended December 31, 2006 may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Andy L. Nemeth, we will provide a separate copy of the Annual Report for the year ended December 31, 2006 or Notice of Annual Meeting and Proxy Statement.

Other Matters

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, excluding certain of the exhibits thereto, may be obtained without charge by writing to: Andy L. Nemeth, Patrick Industries, Inc., P.O. Box 638, Elkhart, Indiana 46515-0638.

The Board of Directors knows of no other proposals which may be presented for action at the meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors

ANDY L. NEMETH
Secretary

April 9, 2007

c/o National City Bank

Shareholder Services Operations

Locator 5352

P. O. Box 94509

Cleveland, OH 44101-4509

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Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

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If voting by mail, Proxy must be signed and dated below.

( Please fold and detach card at perforation before mailing. (

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specific direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement.

Dated:	, 2007

Signature

(Signature if held jointly)

Please sign exactly as name appears hereon. For joint accounts, all tenants must sign. Executors, Administrators, Trustee, etc. should so indicate when signing.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

( Please fold and detach card at perforation before mailing. (

PATRICK INDUSTRIES, INC.

107 West Franklin Street, P.O. Box 638, Elkhart, Indiana 46515

This Proxy is Being Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul E. Hassler and Robert C. Timmins, and each of them, as the undersigned’s proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned’s Common Stock in Patrick Industries, Inc. at the Annual Meeting of Shareholders of Patrick Industries, Inc. to be held on Thursday, May 10, 2007, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

The Board of Directors recommends a vote FOR the proposals below:

1.	The Board of Directors recommends a vote FOR the listed nominees.
☐	FOR all nominees listed	☐	WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below.
(1)	Keith V. Kankel	(2)	Harold E. Wyland	(3)	Andy L. Nemeth

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

(Continued and to be signed on reverse side)